UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 10, 2010 (December 8, 2010)

(Date of Earliest Event Reported)

PENN VIRGINIA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Virginia	1-13283	23-1184320
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Radnor Corporate Center, Suite 200
100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 687-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2010, the Board of Directors (the “Board”) of Penn Virginia Corporation (the “Company”) promoted Steven A. Hartman, previously Vice President and Treasurer of the Company, to Senior Vice President and Chief Financial Officer of the Company. In connection with his promotion, the Company increased Mr. Hartman’s annual base salary to $230,000 and granted him 5,000 restricted stock units under the Company’s Seventh Amended and Restated 1999 Employee Stock Incentive Plan.

On December 8, 2010, the Company also entered into an Executive Change of Control Severance Agreement (the “Change of Control Agreement”) with Mr. Hartman containing the terms and conditions described below.

Term. The Change of Control Agreement has a two-year term which is automatically extended for consecutive one-day periods until terminated by notice from the Company. If such notice is given, the Change of Control Agreement will terminate two year after the date of such notice.

Triggering Events. The Change of Control Agreement provides severance benefits to Mr. Hartman upon the occurrence of two events (the “Dual Triggering Events”). Specifically, if a change of control of the Company occurs and, within two years after the date of such change of control, either (a) the Company terminates Mr. Hartman’s employment for any reason other than for cause or his inability to perform his duties for at least 180 days due to mental or physical impairment or (b) Mr. Hartman terminates his employment due to a material reduction in his authority, duties, title, status or responsibility, a greater than 5% reduction in his base salary, a discontinuation of a material incentive compensation plan in which he participated, the Company’s failure to obtain an agreement from its successor to assume his Change of Control Agreement or the relocation by more than 100 miles of the Company’s office at which he was working at the time of the change of control, then Mr. Hartman may elect to receive the change of control severance payments and other benefits described below.

Change of Control Severance Benefits. Upon the occurrence of the Dual Triggering Events, Mr. Hartman may elect to receive a lump sum, in cash, of an amount equal to three times the sum of his annual base salary plus the highest cash bonus paid to him during the two-year period prior to termination, subject to reduction as described below under “Excise Taxes.” In addition, all options to purchase shares of the Company’s common stock then held by Mr. Hartman will immediately vest and will remain exercisable for the shorter of three years or the remainder of the options’ respective terms and all restricted stock and restricted stock units of the Company then held by him will immediately vest and all restrictions will lapse. The Company will also provide certain health and dental benefit related payments to Mr. Hartman as well as certain outplacement services.

Excise Taxes. The Change of Control Agreement does not include a “gross up” benefit to cover excise taxes. If the Company’s independent registered public accounting firm determines that any payments to be made or benefits to be provided to Mr. Hartman under the Change of

Control Agreement would result in him being subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, such payments or benefits will be reduced to the extent necessary to prevent him from being subject to such excise tax.

Restrictive Covenants and Releases. The Change of Control Agreement prohibits Mr. Hartman from (a) disclosing, either during or after his term of employment, confidential information regarding the Company or its affiliates and (b) until two years after his employment has ended, soliciting or diverting business from the Company or its affiliates. The Change of Control Agreement also requires that, upon payment of the severance benefits to Mr. Hartman, he and the Company release each other from all claims relating to his employment or the termination of such employment.

A copy of the Change of Control Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Mr. Hartman has served as Vice President and Treasurer of the Company since July 2006. He also served as Assistant Treasurer and Treasury Manager from 2004 to 2006 and as Manager, Corporate Development from 2003 to 2004. Mr. Hartman also held the same positions for the general partners of Penn Virginia Resource Partners, L.P. (NYSE: PVR) and Penn Virginia GP Holdings, L.P. (NYSE: PVG) from August 2003 to June 2010. Prior to joining the Company, Mr. Hartman was employed by El Paso Corporation (NYSE: EP) and its publicly traded spin-off, GulfTerra Energy Partners, L.P., in a variety of financial and corporate-development related positions.

In connection with Mr. Hartman’s promotion to Chief Financial Officer, A. James Dearlove resigned as Chief Financial Officer of the Company. Mr. Dearlove remains President and Chief Executive Officer of the Company.

Item 7.01.	Regulation FD Disclosure.

On December 9, 2010, the Company announced the promotion of Mr. Hartman to Senior Vice President and Chief Financial Officer. The press release is attached hereto as Exhibit 99.1 and is hereby incorporated into this Item 7.01. In accordance with General Instruction B.2 of Form 8-K, the information contained in this Item 7.01 and the press release are being furnished under Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and exhibit be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Executive Change of Control Severance Agreement, dated December 8, 2010, by and between Penn Virginia Corporation and Steven A. Hartman.
99.1	Press release dated December 9, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2010

Penn Virginia Corporation

By:	/s/ Nancy M. Snyder
Name:	Nancy M. Snyder
Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

10.1	Executive Change of Control Severance Agreement, dated December 8, 2010, by and between Penn Virginia Corporation and Steven A. Hartman.

99.1	Press release dated December 9, 2010.